UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2008

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2008, Piedmont Natural Gas Company, Inc. (Piedmont) entered into an Amended and Restated Revolving Credit Facility with Bank of America, N.A., pursuant to which the parties amended and restated the Revolving Credit Facility between the parties dated October 27, 2008, to, among other things, extend the maturity date of the revolving credit facility under that agreement from December 1, 2008 to December 31, 2008. All other material provisions remain the same, and were previously described in Item 1.01 of Piedmont's Form 8-K filed October 31, 2008, which Item 1.01 is incorporated herein by reference. The Amended and Restated Revolving Credit Facility was terminated on December 3, 2008.

On December 1, 2008, Piedmont entered into an Amended and Restated Revolving Credit Facility with Branch Banking and Trust Company pursuant to which the parties amended and restated the Revolving Credit Facility between the parties dated October 29, 2008, to, among other things, extend the maturity date of the revolving credit facility under that agreement from December 1, 2008 to December 31, 2008. All other material provisions remain the same, and were previously described in Item 1.01 of Piedmont's Form 8-K filed October 31, 2008. The Amended and Restated Revolving Credit Facility was terminated on December 3, 2008.

Piedmont entered into these Amended and Restated Revolving Credit Facilities in order to extend the period during which additional resources were available to Piedmont to accommodate its seasonal cash flow requirements, including support for its gas supply procurement program, as well as for general corporate purposes.

On December 3, 2008, simultaneously with the termination of the two Amended and Restated Revolving Credit Facilities described above, Piedmont entered into a short-term Credit Agreement (the "2008 Credit Agreement") with Bank of America, N.A., as Administrative Agent and Bank of America, N.A., Branch Banking and Trust Company, Regions Bank, U.S. Bank National Association, Carolina First Bank and Fifth Third Bank, N.A. as lenders (the "Lenders"), pursuant to which the Lenders agreed to make available to Piedmont unsecured loans in an aggregate principal amount not exceeding $150,000,000. Piedmont entered into the 2008 Credit Agreement in order to provide additional lines of credit in addition to the unsecured line of credit available under its existing Credit Agreement dated as of April 25, 2006, among Piedmont and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the other lenders party thereto (the "2006 Credit Agreement"). The line of credit under the 2008 Credit Agreement will provide Piedmont with additional resources to accommodate its seasonal cash flow requirements, including support for its gas supply procurement program, as well as for general corporate purposes. While Piedmont has the right to request an additional $150,000,000 in aggregate commitments under the 2006 Credit Agreement, Piedmont determined that the terms under the 2008 Credit Agreement were more favorable. Bank of America, N.A., Branch Banking and Trust Company, Regions Bank and U.S. Bank National Association are lenders under the 2006 Credit Agreement. As of December 3, 2008, no amount was outstanding under the 2008 Credit Agreement and approximately $406.5 million was outstanding under the 2006 Credit Agreement.

All outstanding principal, interest and other amounts under the 2008 Credit Agreement are payable no later than March 31, 2009. The 2008 Credit Agreement contains usual and customary representations, warranties and affirmative and negative covenants which are no more restrictive than those in the 2006 Credit Agreement. These include covenants restricting Piedmont's ability to enter into certain amendments to its Senior Note Agreement or Medium Term Notes Indenture (as such terms are defined in the 2008 Credit Agreement), limiting or prohibiting Piedmont's ability to merge, consolidate, discontinue a line of business or engage in any material line of business substantially different from those lines of business currently conducted, restricting the ability of Piedmont to enter into contracts that limit Piedmont's subsidiaries from making restricted payments to Piedmont or that limit Piedmont’s subsidiaries from creating liens on their respective property, and prohibiting Piedmont from exceeding a ratio of Consolidated Funded Indebtedness to Total Capitalization (as such terms are defined in the 2008 Credit Agreement) of 0.70 to 1.00 at any time. Advances under the 2008 Credit Agreement bear interest at a rate based on the 30-day LIBOR rate plus from 0.75% to 1.75%, based on Piedmont’s credit ratings.

The 2008 Credit Agreement contains customary events of default, including, but not limited to, the failure to make required payments, breaches of representations or warranties, the failure to observe covenants or agreements, the failure to pay certain other indebtedness, the failure to observe any other agreement or condition relating to certain other indebtedness which permits the holders of the indebtedness to accelerate such indebtedness, adverse material non-monetary judgments or monetary judgments over a specified amount, certain adverse events relating to certain employee benefit plans, bankruptcy, insolvency and change of control. Borrowings under the 2008 Credit Agreement are subject to acceleration upon the occurrence of events of default.

Item 1.02 Termination of a Material Definitive Agreement.

On December 3, 2008, Piedmont terminated the Amended and Restated Revolving Credit Facility dated December 1, 2008 with Branch Banking and Trust Company and the Amended and Restated Revolving Credit Facility dated December 1, 2008 with Bank of America, N.A. Piedmont had the right to terminate these agreements at any time that no loans were outstanding thereunder. No loans were outstanding at the time of termination, and no termination penalties were incurred. Additional disclosure required by this Item is incorporated by reference from Item 1.01 above and Item 1.01 of Piedmont's Form 8-K filed October 31, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is incorporated by reference from Item 1.01 above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

December 5, 2008	By:	Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller